EXHIBIT 99.1

Akorn Announces Conference Call to Provide Business Updates; Partial Prepayment of Term Loan Facility

LAKE FOREST, Ill., Feb. 25, 2016 (GLOBE NEWSWIRE) -- Akorn, Inc. (Nasdaq:AKRX), a leading specialty generic pharmaceutical company, announced that it will provide a business update the morning of March 22, 2016. In its update, Akorn will provide preliminary 2015 financial information and will supply initial 2016 financial guidance along with other business updates.

Conference Call and Webcast Details

Akorn’s management will hold a conference call with interested investors and analysts at 10:00 am ET on March 22, 2016 to discuss these updates in more detail. The dial-in number to access the call is (888) 357-9787 in the U.S. and Canada and +1 (503) 406-4383 for international callers. The conference ID is 59311299. To access the live webcast, please go to Akorn’s Investor Relations web site at http://investors.akorn.com.

A webcast replay of the conference call will be available shortly following the conclusion of the call and will be available for 90 days following the call. To access the webcast replay, please go to Akorn’s Investor Relations web site at http://investors.akorn.com.

Voluntary Prepayment of $200 Million of Principal to Outstanding Term Loan Facility

In addition, Akorn today announced that it made a voluntary $200 million prepayment of principal to its outstanding term loan facility on February 16, 2016. Following the prepayment, Akorn had approximately $206 million of cash and cash equivalents and approximately $881 million of short- and long-term debt outstanding inclusive of approximately $43 million in convertible notes due June 2016 that will be settled in shares of Akorn common stock.

Akorn Maintains its Goal to Become Current on Filings by May 9, 2016

As previously disclosed, it remains Akorn’s goal to file the necessary delinquent periodic reports with the Securities and Exchange Commission by the May 9, 2016 extension previously granted by the Nasdaq Stock Exchange.

About Akorn

Akorn, Inc. is a specialty generic pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois; Somerset, New Jersey; Amityville, New York; Hettlingen, Switzerland and Paonta Sahib, India where the Company manufactures ophthalmic, injectable and specialty sterile and non-sterile pharmaceuticals. Additional information is available on the Company's website at www.akorn.com.

Forward Looking Statements

This press release includes statements that may constitute "forward looking statements", including the expected timing of filings, the timing and successful implementation of remediation efforts, the expected impact of the restatement on our financial results, the expected timeline and results of investigations, the results of Nasdaq hearings and determinations and other statements regarding Akorn's regulatory approvals, goals and strategy. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Factors that could cause or contribute to such differences include, but are not limited to: the difficulty of predicting the timing of the completion of our restatement, its impact on our financial results, and the timing of the related filings; costs, risks, and uncertainties associated with pending investigation matters described herein; changes in the laws and regulations and such other risks and uncertainties outlined in Akorn's periodic public filings with the SEC and in other written or oral investor communications. Other factors besides those listed there could also adversely affect our results. Except as expressly required by law, Akorn disclaims any intent or obligation to update these forward-looking statements.

Investors/Media:
Dewey Steadman
Executive Director, Investor Relations
(847) 582-6923
investor.relations@akorn.com